                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                                January 30, 2002
                                 Date of Report
                        (Date of earliest event reported)

                       DIVERSIFIED RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)

     Utah                          0-30492                    84-0771180
(State or other            (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                              355 Interstate Blvd.
                             Sarasota, Florida 34240
                    (Address of Principal Executive Offices)

                                 (941) 923-1949
                         (Registrant's Telephone Number)

                         --------------------------
         (Former Name or Former Address if changed Since Last Report)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

On January 30, 2002 Diversified entered into an Agreement and Plan of Exchange
(the "Agreement" or the "Plan") with Mark Daniels ("Mr. Daniels"). Effective
January 30, 2002, in accordance with the Agreement, Diversified Resources Group,
Inc. ("Diversified") acquired all of the outstanding stock of AeroGroup
International Corporation, a Florida corporation ("AeroGroup"), in exchange for common stock of Diversified, and Mr. Daniels acquired control of Diversified.
For a more detailed description of this transaction, see Item 2 of this Current
Report on Form 8-K.

The consideration paid by Mr. Daniels for his controlling interest in
Diversified was 100% of the issued and outstanding common stock of AeroGroup, which Mr. Daniels owned prior to the transaction. After consummation of the transaction, Mr. Daniels owns directly 50,500,000 shares, or 65.7%, of
Diversified's outstanding common stock. In addition, pursuant to the Agreement,
Mr. Daniels was appointed president and chairman of the board of Diversified and has the present right to appoint a majority of the directors of Diversified.

If AeroGroup meets all of the performance milestones provided for in the
Agreement, with Diversified, Mr. Daniels will own 400,00,000 shares of
Diversified's common stock, potentially representing 80.0% of the outstanding common stock.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 30, 2002, Diversified entered into the Agreement with Mr. Daniels. In accordance with the Agreement, Diversified acquired AeroGroup in exchange for common stock of Diversified, and Mr. Daniels acquired control of Diversified.
Pursuant to the Agreement, Mr. Daniels has the present right to appoint a majority of the directors of Diversified.

AeroGroup is a Florida Aeronautical/defense start-up company organized for the principal purpose of providing airplanes and pilots to the United States Armed
Forces for training exercises and other support functions. Under the Agreement,
Diversified acquired all of the outstanding common stock of AeroGroup, and
Diversified issued 50,500,000 shares of its common stock to Mr. Daniels. In addition, 349,500,000 shares and will be released to Mr. Daniels upon the achievement of certain milestones relating to the acquisition of airplanes and achievement of certain forecasted financial performance levels.

In addition, Tampa Bay Financial, Inc., a Florida corporation affiliated with
Diversified prior to the transaction, has agreed, it will provide $1,500,000 in financing to Diversified by the purchase of 50,500,000 restricted shares of
Diversified's common stock. Tampa Bay Financial is obliged to purchase the stock under a promissory note requiring the achievement of milestones relating to the acquisition of airplanes that will result in the release to Mr. Daniels of additional stock under the Agreement.

The combination of these entities was treated as a reverse merger for accounting purposes, with AeroGroup becoming a wholly-owned subsidiary of the Registrant on closing.

By virtue of (i) the percentage of Diversified acquired under the Plan by the
AeroGroup Stockholder; (ii) the provisions of the Plan that provided for the election of the AeroGroup Stockholder to the Board of Directors and as the CEO
of Diversified; and (iii) the granting to the AeroGroup Stockholder of an irrevocable proxy to vote the shares of the Registrant owned by Mr. Daniels, who may be deemed to be the beneficial owner of 65.7% of the post-Plan outstanding securities of Diversified, on all matters that relate to the technical development, manufacturing and marketing of any products covered by the operating leases for aircraft that were the sole assets of AeroGroup, this Plan may be deemed to have involved a "change of control," even though Mr. Smith remains as one of the five present directors of Diversified.

The source of the consideration used by the AeroGroup Stockholder to acquire his interest in Diversified was the exchange of 100% of the outstanding securities of AeroGroup.

The basis of the "control" by the AeroGroup Stockholder is stock ownership, and his services as a member of the Board of Directors and as the CEO of Diversified
and appointment of the other three directors.

A copy of the Plan, including all material exhibits and related instruments, accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7,
Exhibit 2.

        (b)(i) To the knowledge of management and based upon a review of the stock ledger maintained by Diversified's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of Diversified's common stock prior to the closing of the Plan, and the share holdings of the then members of management:

Name                            Positions Held             Shares Owned          %

Vikki C. Cook                     Stockholder                 5,856,186        22.1%

Carl L. Smith                  President, Director                    0           0%

Matthew A. Veal             CFO, Secretary & Director           120,000         0.5%

O Howard Davidsmeyer                Director                    828,290        3.14%

TOTALS:                                                       6,804,476       25.79%

        (b)(ii) To the knowledge of management and based upon a review of the stock ledger maintained by Diversified's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of Diversified's common stock following the closing of the Plan, and the share holdings of the new members of management:

Name                       Positions Held           Shares Owned          %

Vikki C. Cook              Shareholder                5,856,186          7.6%

Mark Daniels               President/Director        50,500,000         65.7%

Christopher R. Beck        Director                           0            0%

Fred Daniels               Director                           0            0%

Victor Miller              Director                           0            0%

TOTALS:                                              56,356,186         73.3%

Item 2.   Acquisition or Disposition of Assets.

(a)  See Item 1.

The consideration exchanged under the Plan was negotiated at "arms length," and the directors of Diversified used criteria used in similar uncompleted proposals involving Diversified in the past, including the relative value of the assets of
Diversified in comparison to those of AeroGroup; AeroGroup's present and past business operations; the future potential of AeroGroup; its management; and the potential benefit to the stockholders of Diversified. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or five percent or more stockholder of the
Registrant had any direct or indirect interest in AeroGroup or the AeroGroup
Stockholder prior to the completion of the Plan; however, Tampa Bay Financial,
Inc., a party to the agreement had advanced $375,000 to affiliates of Mr.
Daniels prior to the transaction.

(b) The airplane leases that were the sole assets of AeroGroup, had only recently commenced principal operations. Diversified is a successor to and intends to continue the business operations intended to be conducted by
AeroGroup.

AeroGroup intends to acquire additional airplanes from Mr. Daniels and other parties.

The target markets for AeroGroup's services include the United States military, and under certain circumstances, other military and civilian uses. The number of competitors is known to be very few, however, with the potential for increase in defense budgets in the coming year, it is anticipated that additional competitors may enter the market.

MANAGEMENT

Directors and Executive Officers.

The members of the Board of Directors of AeroGroup serve until the next annual meeting of stockholders or until their successors have been elected and qualified. The officers serve at the pleasure of the Board of Directors. The following are the new directors and executive officers of AeroGroup:

Name                       Position               Held Positions Since

Carl L. Smith              Director                    March 5, 1999

Mark Daniels               Director, President      January 31, 2001
                           Secretary

Christopher R. Beck        Director                 January 31, 2001

Victor Miller              Director                 January 31, 2001

Fred Daniels               Director                 January 31, 2001

AEROGROUP INTERNATIONAL CORPORATION

EXECUTIVE BIOS:

Mark Daniels, Chairman - CEO: Mark has been the CEO of an international investigative consulting firm over the past 12 years, working with U.S.
Government Agencies and numerous Foreign Governments. Mark brings a wealth of knowledge in governmental policy and procedure. For the last few years Mark has formed, organized and driven what is now AeroGroup International Corporation into a viable company to fulfill the business case of outsourcing commercial companies to support the U.S. Military. He has been instrumental in acquiring the permits and licenses for purchasing and operating AeroGroup's Tactical Jet
Fighters. He has an extensive background in negotiating contracts, along with financial and legal aspects of governmental and commercial business. Mark is an inventor of numerous patents that are directly related to utility and methods of military type aircraft, which have now been assigned to AeroGroup.

Carl L. Smith, Director: Mr. Smith is 58 years of age. Mr. Smith is an entrepreneur in marketing, sales and business development. Mr. Smith has served as the CEO of DNA Print genomics, Inc. f/k/a Catalyst Communications, Inc. from
1994 to present and has served on the Board of Directors of Diversified
Resources Group, Inc. from 1994 to 1996 and from April 1999 to present. Mr.
Smith has also been Chairman of Tampa Bay Financial, Inc. from 1994 to present.
Mr. Smith served on the Board of Directors of GRG, Inc. from 1999 to 2001.

Victor Miller, Vice President and Director: Victor has over 15 years of aviation management experience. Victor is a civilian pilot and a FAA-Federal Aviation
Administration certified licensed mechanic. Although Victor is a civilian, he has logged many flight hours in various military high performance jet fighters.
He has served positions from maintenance director of Million Air, a nationally known fixed base operation, to President of his own company. His last two years have been spent working with Mark Daniels forming a viable company to fulfill the business case of outsourcing commercial companies to support the U.S.
Military.

Christopher R. Beck, Director: Mr. Beck is a businessman with over 25 years experience in sales, marketing and corporate management. After serving in the
United States Air Force, he began a career in the real estate industry specializing in brokering commercial and industrial real estate sites with a total value in excess of $100,000,000 annually. In 1985, he founded and was
Director of Acquisitions, Marketing and Sales of Beckwood Investments of
Riverside, California, which specialized in the development of custom homes. Mr.
Beck served on the Board of Directors of Diversified Resources Group, Inc. from
1999 to 2000 and also served on the Board of Directors of GRG, Inc. a publicly traded start-up telecommunications firm from 1998 to 2000.

Fred Daniels, Director: Mr. Daniels is 61 years of age. Mr. Daniels has been involved in aviation over 35 years, having been employed by General Dynamics, involved with projects such as the F-111 and F-16 program. Over the past few years he has assisted with various functions of acquiring aircraft, recently for the benefit of AeroGroup.

Item 3. BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

Item 5. OTHER EVENTS

In connection with this transaction the Company announced it will begin procedures to obtain shareholder approval to change its name to AeroGroup
Incorporated and increase its authorized common stock to 750,000,000 shares.

Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to Diversified's Bylaws, the pre-Plan directors and executive officers of AeroGroup were designated and elected to serve until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations. The Plan called for Mr. Carl Smith to continue in service as a director. Effective on January 31, 2002, Matthew Veal and O. Howard
Davidsmeyer resigned from the Company's Board of Directors. Furthermore, Mr.
Mark Daniels, Mr. Chris Beck, Mr. Victor Miller, and Mr. Fred Daniels were appointed to serve as directors.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of businesses acquired.

            Financial statements required by this Item will be filed no later than 60 days after the date of this report.

        (b) Pro forma financial information.

            Pro forma financial information required by this Item will be filed no later than 60 days after the date of this report.

        (c) Exhibits:

        2.1  Agreement and Plan of Exchange dated January 30, 2002, by and among
             Diversified Resources Group, Inc., Tampa Bay Financial, Inc., AeroGroup
             International Corporation and Mark Daniels.
        2.2  Promissory Note between Tampa Bay Financial, Inc. and Diversified Resources
             Group, Inc.
        2.3  Funding  Agreement  between  Tampa  Bay  Financial,  Inc.  and  Diversified
             Resources Group, Inc.
        99.1 Press Release
        99.2 Shareholder's Agreement
        99.3 Consent of Sole Director of AeroGroup

Item 8. CHANGE IN FISCAL YEAR

                  None.

Item 9. Regulation FD Disclosure.

                  See Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Diversified
has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 4th day of February, 2002.

Diversified Resources Group, Inc.

By:/s/ Mark Daniels
    Mark Daniels,
    Chief Executive Officer

AGL11.1